UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            August 17, 2004

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

15 Koch Road, Suite J, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (415) 924-1005

Item 5.  Other Events and Regulation FD Disclosure.

On August 17, 2004, we issued a press release announcing that John W. Tate had accepted an offer of employment with us as our new Chief Operating Officer and Executive Vice President. Mr. Tate was formerly a member of our Board of Directors and the chairperson of our Audit Committee, which positions he resigned immediately prior to his acceptance of employment with us.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Tate’s acceptance of employment with us was as of August 17, 2004 and, effective as of his first full day of employment with us, he will assume the roles of Chief Operating Officer and Executive Vice President to serve at the discretion of our Board of Directors in such positions until his successor is elected and qualified in connection therewith.  Mr. Tate, who is currently 54 years old, had served as one of our directors since January 2003 and a chairperson of our Audit Committee from February 2003.  Mr. Tate has served as Chief Operating Officer at Krispy Kreme Doughnuts, Inc. (NYSE: KKD), a vertically integrated retailer of donuts and coffee, from January 2002.  Mr. Tate served as Chief Financial Officer and President of Krispy Kreme Manufacturing and Distribution from October 2000 to January 2002. Prior to joining Krispy Kreme, he served as Senior Vice President and Chief Financial Officer of Williams-Sonoma, Inc. (NYSE: WSM), a specialty retailer of high quality products for the home, from July 1999. From November 1997 until July 1999, Mr. Tate served as Corporate Chief Financial Officer for Dole Food Company, Inc. He also served, from January 1993 to November 1997, in two Senior Vice President, Chief Financial Officer positions for Dole Europe in Paris, France, and Dole Fresh Vegetables in Northern California. Mr. Tate held a variety of positions with Ryder Systems Inc., PepsiCo, Sara Lee and other consumer products and services companies from 1980 until 1992.  There is no family relationship between Mr. Tate and any of our directors or executive officers.

Under the automatic option grant program in effect under our 1998 stock incentive plan, as amended and restated in October 2002, when Mr. Tate first joined our Board of Directors as a non-employee director, he received, at the time of his initial election, an option to purchase 15,000 shares of our common stock. In addition, under our 1998 stock incentive plan, as amended and restated in October 2002, Mr. Tate was granted an option to purchase an additional 7,500 shares of our common stock on July 15, 2004.  Each grant under the automatic option grant program had an exercise price per share equal to the fair market value per share of our common stock on the grant date, but only one-third of his initial option grant to purchase up to 15,000 shares of our common stock are exercisable following his resignation from our Board of Directors.  Mr. Tate shall have a 12 month exercise period following the date of his resignation from our Board of Directors to exercise such options.

Pursuant to the terms of Mr. Tate’s employment offer letter, the following shall apply in connection with Mr. Tate’s employment with us, although Mr. Tate is an at-will employee:

Salary	$425,000 per year, to increase to $450,000 per year, effective April 1, 2005.

Bonus

An annual bonus for work performed in connection with our 2004 fiscal year, not to exceed an aggregate amount of $75,000, with the amount actually payable based on the level of achievement of minimum bonus threshold performance goals determined by the Board of Directors or the Compensation Committee of the Board of Directors, provided, however, that if Mr. Tate achieves his target performance goals or stretch performance goals, in each case as determined by the Board of Directors or the Compensation Committee, such maximum annual bonus amount shall increase to up to $100,000 and $150,000, respectively.

Management Incentive Program

Starting with our 2005 fiscal year, Mr. Tate will be eligible to participate in our Management Incentive Program.  His bonus eligibility range will be up to (i) 25% of his base salary upon achievement of certain minimum bonus threshold performance goals, (ii) 50% of his base salary upon achievement of certain target bonus threshold performance goals, or (iii) 75% of his base salary upon achievement of stretch bonus threshold performance goals, in each case as determined by the Board of Directors or the Compensation Committee.

Stock Option Grants

400,000 stock options at the fair market value of our common stock on the grant date thereof, to have a vesting start date concurrent with Mr. Tate’s first day of full-time employment in his new role as an officer of our company.  Stock options will vest at 25% per year, over a four-year period, and have a ten-year term, with other terms being in accordance with our 1998 Stock Incentive Plan, as amended and restated October 9, 2002.

In addition, Mr. Tate will be granted 25,000 stock options, with a vesting start date of April 1, 2005, at the fair market value of our common stock on the grant date.  Stock options will vest at 25% per year, over a four-year period, and have a ten-year term, with other terms being in accordance with the Company’s 1998 Stock Incentive Plan, as amended and restated October 9, 2002.

Severance

Should Mr. Tate be terminated without cause by us, other than in connection with a change of control, he will receive salary continuation for a period of one (1) year from his termination date at the annual rate of his base salary.  In the event that he resigns or is terminated by us for cause, he will not be eligible to receive any severance pay.  His entitlement to any severance payments will be contingent upon his execution of a written release of us and the expiration of any applicable revocation period to such written release.

Change of Control

Should there be a change of control of our company, and Mr. Tate, thereafter, is terminated without cause by us or the successor entity within 18 months following the consummation of such change of control, Mr. Tate will receive, in lieu of any other severance, salary continuation for a period of one (1) year from his termination date at the annual rate of his base salary.  In addition, his initial stock option grant to purchase up to 400,000 shares of common stock described above, to the extent not already fully vested, will vest in full.

Relocation Expenses

For the first year of employment with us, Mr. Tate will receive a monthly relocation allowance of $4,000 (which such amount shall be used to cover interim living costs and personal travel costs for Mr. Tate and his family).

In addition, Mr. Tate shall receive a car allowance, have a right to participate in our 401(k) plan, and receive health and welfare benefits from us.  As a condition to his acceptance of  our offer of employment, Mr. Tate also has agreed to certain confidentiality obligations with us, and has agreed to particular non-interference obligations until the sooner to occur of (i) the end of the twelfth month following his last day of his employment with us or (ii) the second anniversary of the date of a change of control of our company.

The foregoing description, which represents a brief description of the material terms of the employment offer letter from us to Mr. Tate, is qualified in its entirety by reference to the employment offer letter, dated August 13, 2004, from us to Mr. Tate, a copy of which is attached hereto as Exhibit 99.2.

On August 19, 2004, we issued a press release announcing our financial results for the second quarter ended July 31, 2004.  The full text of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press release, issued August 17, 2004, regarding John W. Tate’s acceptance of employment with the registrant.

99.2	Employment Offer Letter, dated August 13, 2004, from the registrant to John W. Tate.

99.3	Press release, issued August 19, 2004, regarding the registrant’s financial results for the second quarter ended July 31, 2004.

Item 12. Results of Operations and Financial Condition.

On August 19, 2004, we issued a press release announcing our financial results for the second quarter ended July 31, 2004.  The full text of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Dated: August 19, 2004	By:	/s/ Patricia A. McKay
Patricia A. McKay,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release, issued August 17, 2004, regarding John W. Tate’s acceptance of employment with the registrant.

99.2	Employment Offer Letter, dated August 13, 2004, from the registrant to John W. Tate.

99.3	Press release, issued August 19, 2004, regarding the registrant’s financial results for the second quarter ended July 31, 2004.